Exhibit 10.2

Execution Version

INTREPID POTASH, INC.

FIRST AMENDMENT TO

NOTE PURCHASE AGREEMENT

$60,000,000 3.23% Senior Notes, Series A, due April 16, 2020

$45,000,000 4.13% Senior Notes, Series B, due April 14, 2023

$45,000,000 4.28% Senior Notes, Series C, due April 16, 2025

Dated as of January 15, 2016

To the Holders of the Senior Notes

of Intrepid Potash, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of August 28, 2012 (the “Note Purchase Agreement”) among Intrepid Potash, Inc. (the “Company”) and you, pursuant to which the Company issued (i) $60,000,000 aggregate principal amount of its 3.23% Senior Notes, Series A, due April 16, 2020; (ii) $45,000,000 aggregate principal amount of its 4.13% Senior Notes, Series B, due April 14, 2023; and (iii) $45,000,000 aggregate principal amount of its 4.28% Senior Notes, Series C, due April 16, 2025 (collectively, the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement, as amended by this First Amendment to Note Purchase Agreement (this “First Amendment”).

The Company has requested an amendment to Sections 7.1, 10.2, and 17.1 of the Note Purchase Agreement; the inclusion of a new Section 9.9 to the Note Purchase Agreement; the modification of definitions for “Consolidated Maintenance Capital Expenditures,” “Default Rate,” and “Leverage Ratio” in Schedule B of the Note Purchase Agreement; and the addition of new definitions for “Incremental Interest” and “Unrestricted Cash” to Schedule B of the Note Purchase Agreement. You have agreed to such amendments on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1.                                      AMENDMENT OF NOTE PURCHASE AGREEMENT

1.1.                            Amendment to Section 7.1.  Section 7.1 is amended as follows:

(a)                                 Subsection (f) is amended by deleting the word “and” following the semicolon.

(b)                                 Subsection (g) is amended by deleting the period from the end of the subsection and replacing it with “; and”.

(c)                                  A new subsection (h) is added to the Note Purchase Agreement to read in its entirety as follows:

“(h)                           Ratings Information — promptly, and in any event within thirty (30) days of receipt thereof, copies of the then-current rating for such calendar year obtained pursuant to Section 9.9.”

1.2.                            Addition of Section 9.9.  Section 9.9 is added to the Note Purchase Agreement to read in its entirety as follows:

“Section 9.9.                          Maintenance of Ratings.

The Company shall obtain a rating each calendar year for the Notes from any nationally recognized rating agency selected by the Company and accepted by the SVO for rating corporate debt, and the Company shall maintain such rating.”

1.3.                            Amendment to Section 10.2. Section 10.2 is amended and restated to read as follows:

“The Company will not permit the Leverage Ratio, as of the end of each of its fiscal quarters, to be greater than 3.50 to 1.00; as such Leverage Ratio may be adjusted pursuant to Section 10.10 below; provided, however, that notwithstanding any such adjustment, the Company will not permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 3.50 to 1.00 (the “Maximum Leverage Ratio”). In addition to the foregoing, if the Leverage Ratio exceeds 2.25 to 1.00 as of the last day of any fiscal quarter pursuant to the terms of this Section 10.2, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by 0.25% (the “Incremental Interest”) for a period of time determined as follows: (a) such Incremental Interest shall begin to accrue on the first day of the fiscal quarter immediately following the fiscal period in respect of which such Officer’s Certificate was delivered, and (b) shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to 7.2(a) demonstrating that, as of the last day of the fiscal period in respect of which such Certificate is delivered, the Leverage Ratio is not more than 2.25 to 1.00, and in the event such Officer’s Certificate is delivered, the Incremental Interest shall cease to accrue as of the last day of the fiscal period in respect of which such Certificate is delivered. For the avoidance of doubt, if the Leverage Ratio exceeds 2.25 to 1.00 as of the last day of a fiscal quarter, Incremental Interest shall accrue commencing on the first day of the subsequent fiscal quarter regardless of whether an Officer’s Certificate is timely delivered pursuant to Section 7.2(a).”

1.4.                            Amendment to Section 17.1. Section 17.1(b)(i) is amended and restated to read as follows:

“(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest, other than Incremental Interest, or of the Make-Whole Amount on, the Notes,”

1.5.                            Amendments to Schedule B.

(a)                                 The following definitions set forth in Schedule B are hereby amended and restated in their entirety as follows:

“Consolidated Maintenance Capital Expenditures” means, with reference to any period, the maintenance Capital Expenditures of the Company and its Subsidiaries calculated on a consolidated basis for such period, which, for purposes of any calculation under Section 10.1, shall equal $20,000,000 per any four fiscal quarter period.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the then-effective rate of interest of the Notes (such effective rate of interest to include any Incremental Interest pursuant to Section 10.2) or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association in New York City as its “base” or “prime” rate.

“Leverage Ratio” means, as of any date of calculation, the ratio of (i) the excess of Consolidated Funded Indebtedness outstanding on such date over Unrestricted Cash on such date in an amount not to exceed $75,000,000 to (ii) Consolidated EBITDA for the Company’s then most-recently ended four fiscal quarters for which financial statements have been delivered pursuant to Section 7.1.

(b)                                 The following definitions are added to Schedule B in the appropriate alphabetical order:

“Incremental Interest” is defined in Section 10.2.

“Unrestricted Cash” means, as of any date of determination, that portion of the Company’s and its Subsidiaries’ aggregate cash and Cash Equivalent Investments that is not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder, other than (a) Liens, if any, securing Notes and (b) bankers’ liens), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person.

2.                                      REAFFIRMATION; REPRESENTATION AND WARRANTIES

2.1.                            Reaffirmation of Note Purchase Agreement.  The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Purchase Agreement and the Notes, as amended by this First Amendment.

2.2.                            No Default or Event of Default.  As of the date hereof and after giving effect to this First Amendment, there will exist no Default or Event of Default.

2.3.                            Authorization.  The execution, delivery and performance by the Company of this First Amendment has been duly authorized by all necessary corporate action and, except as provided herein, does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Purchase Agreement and this First Amendment each constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.                                      EFFECTIVE DATE

This First Amendment shall be deemed to have been effective as of the date hereof upon the satisfaction of the following conditions:

3.1.                            Consent of Holders to First Amendment.  The Holders of at least 51% of the aggregate principal amount of the Notes outstanding shall have executed this First Amendment and the Holders shall have received a counterpart of this First Amendment duly executed by the Company.

3.2.                            Credit Agreement.  The Company shall have entered into an amendment to the Credit Agreement in substance similar to the amendments set forth herein and otherwise on terms reasonably satisfactory to the Required Holders.

3.3.                            Confirmation of Subsidiary Guaranty. The Holders shall have received an executed copy of the Consent and Reaffirmation attached hereto as Annex A from each Subsidiary Guarantor.

3.4.                            Amendment Fee. Each Holder shall have received payment of an amendment fee equal to 0.15% of the principal amount of the outstanding Notes held by such Holder.

3.5.                            Expenses.  The Company shall have paid all reasonable and documented fees and expenses of Foley & Lardner LLP, special counsel to the Holders, to the extent invoiced.

Each Holder, by delivering its signature page to this Amendment, shall be deemed to have acknowledged and agreed that Section 10.10 of the Note Purchase Agreement shall not apply to the changes to the Financial Covenants effected by the amendment to the Credit Agreement described in Section 3.2 above.

4.                                      MISCELLANEOUS

4.1.                            Ratification.  Except as amended hereby, the Note Purchase Agreement remains in full force and effect and is ratified, approved and confirmed in all respects as of the date hereof.

4.2.                            Reference to and Effect on the Note Purchase Agreement.  Upon the effectiveness of this First Amendment, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement, as amended hereby.

4.3.                            Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.4.                            Governing Law.  This First Amendment shall be governed by and construed in accordance with New York law, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

4.5.                            Counterparts.  This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Holders have caused this First Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

INTREPID POTASH, INC.

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Laura Parrott
Name:	Laura Parrott
Title:	Senior Director

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

COBANK, ACB

By:	/s/ Kristina Jensen
Name:	Kristina Jensen
Title:	Vice President

AGFIRST FARM CREDIT BANK

By:	/s/ Bruce B. Fortner
Name:	Bruce B. Fortner
Title:	Vice President

FARM CREDIT BANK OF TEXAS

By:	/s/ Luis M. H. Requejo
Name:	Luis M. H. Requejo
Title:	Director Capital Markets

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	Vice President

1ST FARM CREDIT SERVICES, PCA

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Vice President, Capital Markets Group

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Steven L. Moore
Name:	Steven L. Moore
Title:	Vice President

ANNEX A

FORM OF CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing First Amendment to Note Purchase Agreement (the “First Amendment”) dated as of January 15, 2016, among Intrepid Potash, Inc. (the “Company”) and certain of the Holders party to the Note Purchase Agreement, dated as of August 28, 2012 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Purchase Agreement. Without in any way establishing a course of dealing by the Holders, each of the undersigned consents to the First Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty executed by it and acknowledges and agrees that such Subsidiary Guaranty executed by the undersigned in connection with the Note Purchase Agreement remains in full force and effect and is hereby reaffirmed, ratified, and confirmed. All references to the Note Purchase Agreement contained in the above-referenced document shall be a reference to the Note Purchase Agreement as so modified by the First Amendment and as the same may from time to time hereafter be amended, modified, or restated.

Dated: January 15, 2016

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Reaffirmation to be executed by its officers thereunto duly authorized, as of the date first written above.

INTREPID POTASH — MOAB, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

INTREPID POTASH — WENDOVER, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

INTREPID POTASH — NEW MEXICO, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

[Signature Page to Consent and Reaffirmation]

SCHEDULE I

Holder	Aggregate Principal Amount of Series A Notes Outstanding	Aggregate Principal Amount of Series B Notes Outstanding	Aggregate Principal Amount of Series C Notes Outstanding
Teachers Insurance and Annuity Association of America	$0	$0	$37,500,000
The Guardian Life Insurance Company of America	$0	$23,500,000	$7,500,000
CoBank, ACB	$25,000,000	$0	$0
AgFirst Farm Credit Bank	$15,000,000	$0	$0
Farm Credit Bank of Texas	$10,000,000	$0	$0
Greenstone Farm Credit Services, ACA/FLCA	$10,000,000	$7,000,000	$0
1st Farm Credit Services, PCA	$0	$7,500,000	$0
Farm Credit Services of America, PCA	$0	$7,000,000	$0
Totals	$60,000,000	$45,000,000	$45,000,000